Exhibit 4.1

Execution Version

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is entered into as of May 21, 2015 by and between Boyd Gaming Corporation, a Nevada corporation (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 10, 2010 (as amended or supplemented from time to time, the “Indenture”) providing for the issuance of 9-1/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee, together with the consent of Holders of at least a majority in principal amount of the outstanding Notes, voting as a single class, may enter into a supplemental indenture for the purpose of amending or supplementing the Indenture, subject to certain exceptions specified in Section 9.02 of the Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company has requested that the Trustee join the Company and Guarantors party hereto in executing this Supplemental Indenture to eliminate certain of the covenants contained in Article 4 of the Indenture and eliminate certain of the definitions contained in Article 1 of the Indenture (collectively, the “Proposed Amendments”), all as contemplated in the Offer to Purchase for Cash Any and All of Its $500 Million Outstanding Principal Amount 9.125% Senior Notes Due 2018 (CUSIP No. 103304 BG5) Consent Solicitation (the “Offer to Purchase”) made by the Company on May 7, 2015;

WHEREAS, the Holders of at least a majority in principal amount of the outstanding Notes (excluding Notes held by the Company or a Subsidiary or affiliate of the Company as required by Section 2.09 of the Indenture), voting as a single class, have duly consented to the Proposed Amendments;

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of the resolutions of the Company’s Board of Directors authorizing the execution of this Supplemental Indenture; (ii) evidence of the consent of the Holders of Notes described in the immediately preceding clause; and (iii) an Officers’ Certificate and an Opinion of Counsel, each containing the information required by the Indenture; and

WHEREAS, all other acts and things necessary to make this Supplemental Indenture a valid, binding and enforceable instrument and all of the applicable conditions and requirements set forth in the Indenture have been performed and fulfilled and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provisions of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties have executed and delivered this Supplemental Indenture, and the Company does hereby covenant and agree with the Trustee for the benefit of the Holders, from time to time, of the Notes issued under the Indenture, as follows:

1. CAPITALIZED TERMS.

(a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b) Any defined terms and any references thereto which are used solely in the articles or sections deleted by operation of Section 2 of this Supplemental Indenture are hereby deleted in their entireties from Article 1 of the Indenture.

2. ELIMINATION oF CERTAIN PROVISIONS oF ARTICLE 4 OF THE INDENTURE. Section 4.05 through and including Section 4.11 of the Indenture, Section 4.13 through and including Section 4.17 of the Indenture, and Section 4.20 of the Indenture are hereby deleted in their entireties together with any references thereto, direct or indirect, in the Indenture.

3. OPERATION OF PROPOSED AMENDMENTS.

Upon the execution and delivery of this Supplemental Indenture by the Trustee and the Company, the Proposed Amendments contained herein will become effective but will not become operative until after the Notes validly tendered pursuant to the Offer to Purchase prior to 5:00 p.m., New York City time on the Consent Date (as defined in the Offer to Purchase) are accepted for purchase by the Company in accordance with the terms and conditions of the Offer to Purchase.

4. CONCERNING THE TRUSTEE.

The Trustee accepts the trusts of the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, as supplemented by this Supplemental Indenture, to which the parties hereto and the Holders, from time to time, of the Notes agree and, except as expressly set forth in the Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity or the sufficiency of this Supplemental Indenture.

5. MISCELLANEOUS.

(a) Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

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(b) All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(c) This Supplemental Indenture shall be deemed to be governed by and construed in accordance with the law of the State of New York.

(d) If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included herein or in the Indenture by the Trust Indenture Act of 1939, such required provision shall control.

(e) The titles and headings of the sections of this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

(f) This Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

(g) In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and delivered, all as of the date first above written.

BOYD GAMING CORPORATION

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President and Chief Executive Officer

BOYD ATLANTIC CITY, INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

BOYD TUNICA, INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

BLUE CHIP CASINO, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President and Manager

CALIFORNIA HOTEL AND CASINO

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

[Signature Page to Third Supplemental Indenture]

TREASURE CHEST CASINO, L.L.C.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President, Chief Executive Officer and
Manager

RED RIVER ENTERTAINMENT OF SHREVEPORT, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President and Manager

BOYD RACING, L.L.C.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President and Manager

PAR-A-DICE GAMING CORPORATION

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President and Secretary

COAST CASINOS, INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

[Signature Page to Third Supplemental Indenture]

COAST HOTELS AND CASINOS, INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

SAM-WILL, INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

M.S.W., INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

CALIFORNIA HOTEL FINANCE CORPORATION

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

BOYD ACQUISITION, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President and Manager

[Signature Page to Third Supplemental Indenture]

BOYD LOUISIANA RACING, L.L.C.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President and Manager

BOYD BILOXI, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President and Manager

[Signature Page to Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael M. Hopkins
	Name:	Michael M. Hopkins
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]